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                                                                       EXHIBIT 5

                   OPINION OF ALTMAN, KRITZER & LEVICK, P.C.




                                 LAW OFFICES

ALLEN D. ALTMAN         ALTMAN, KRITZER & LEVICK, P.C.
LAURA M. ANDREW          6400 POWERS FERRY ROAD, N.W.
LAURENCE B. APPEL            POWERS FERRY LANDING
EMILY SANFORD BAIR               SUITE 224
ANDREW R. BAUMAN            ATLANTA, GEORGIA 30339
THEODORE I. BLUM                (770) 955-3555             RETIREMENT PLAN
BARBARA BOTEIN*                                            ADMINISTRATION
JEREMY D. COHEN                730 FIFTH AVENUE        CYNTHIA A. GROSZKIEWICZ,
CRAIG P. COLBURN, JR.             SUITE 1805                   ACTUARY
KAREN M. EDWARDS           NEW YORK, NEW YORK 10019
LAWRENCE M. FREIMAN             (212) 489-3745
MARTIN FRIEDGOOD
SUSAN M. GORDAN              DIRECT DIAL NUMBER:              ________
WILLIAM R. HAM                  (770) 951-6599
JAMES R. HARLAND, JR.                                        TELECOPIER:
PETER M. HARTMAN              September 30, 1996           (770) 952-7821
W. DANIEL HICKS, JR.                                       (770) 955-2866
D. CHARLES HOUK                                            (770) 955-0038
SHERIDAN B. JOHNSON                                        (770) 955-3697
PENNINGTON G. KAMM
LORI E. KILBERG
CRAIG H. KRITZER
MARK J. LEVICK
JOHN H. LEWIS
GEORGE A. MATTINGLY
STEVEN A. PEPPER
RICHARD W. PROBERT
STEVEN J. ROBERTS
BENNO G. ROTHSCHILD, JR.
RICHARD P. RUBENOFF
THEODORE H. SANDLER
KENNETH A. SHAPIRO
CHRISTIAN D. SHIELDS
JOEL L. SILVERMAN
ROBERT D. SIMONS
DUANE D. SITAR
FRANK SLOVER
EPHRAIM SPIELMAN
SUSAN E. STOFFER
JOHN E. TAYLOR
DEBRA M. THOMPSON
THOMAS D. WHITE
CHARLES L. WOOD

* ADMITTED TO NY BAR ONLY

ASA Holdings, Inc.
Suite 800
100 Hartsfield Centre Parkway
Atlanta, Georgia 30354

       Re: Form S-4 Registration Statement (the "REGISTRATION STATEMENT") relating to shares of Common Stock, $0.10 par value per share, of ASA Holdings, Inc.

Gentlemen:

         We have acted as counsel for ASA Holdings, Inc., a Georgia corporation ("ASA HOLDINGS"), in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated September 25, 1996 (the "MERGER AGREEMENT"), by and among Atlantic Southeast Airlines, Inc. ("AIRLINES"), ASA Holdings, and Atlantic Southeast Merging Co., a Georgia corporation ("MERGING CO."). The Merger Agreement provides for the merger (the "MERGER") of Airlines with Merging Co., with Airlines being the surviving corporation. As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinion hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. Based upon the foregoing, we are of the opinion that the shares of ASA Holdings' Common Stock, $0.10 par value per share, issuable in connection with the Merger have been duly authorized, and, when issued in accordance with the terms set forth in the Merger Agreement, will be validly issued, fully paid and nonassessable.

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ASA Holdings, Inc.
September 30, 1996
Page 2


         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus that forms a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Craig H. Kritzer
                                        ---------------------------------
                                        Craig H. Kritzer







                        ALTMAN, KRITZER & LEVICK, P.C.